BRIDGE LOAN AGREEMENT

This Loan Agreement (the "Agreement"), is made as of this 7th day of November, 2022 (the "Effective Date") by and between PCT Ltd., located at 4235 Commerce Street; Little River, SC 29566 ("Borrower"), and RB Capital Partners, Inc., located at 2856 Torrey Pines Road, La Jolla, CA 92037 ("Lender").

The parties agree as follows:

1. Loan Amount. Lender agrees to loan Borrower the principal sum of $250,000.00 (the "Loan") in accordance with the terms set forth below.

2. Repayment of Loan. The Loan together with all other charges, costs and expenses, is due and payable on or before January 30, 2023. The total amount owed by Borrower to Lender will be $270,000.00 (Principal + 8% interest / $250,000.00 + $20,000). Borrower agrees to make (4) bi-monthly payments of $67,500 on the 15th and 30th of every month beginning on December 15, 2022 and ending on January 30, 2023. Borrower will make payments directly to Lender via ACH, wire transfer, or Cashier's Check.

3. Security. Borrower agrees that until the Loan is paid in full, the Loan will be secured by 75,000,000 shares of PCTL restricted common stock, and Borrower hereby grants to Lender a security interest in and to such shares. The shares will NOT be issued until (10) days after the due date of the Loan has passed and payment has NOT been received by the Lender. The shares would then be restricted for the appropriate amount of time as per Rule 144 of the Securities Act of 1933.

4. Late Fee. If Borrower fails to make a payment due under this Agreement within ten (10) days after the due date, Borrower agrees to pay to Lender a late payment fee of 10% of the principal amount due or $25,000.00.

5. Prepayment. Borrower has the right to prepay all or any part of the Loan at any time without prepayment penalty or premium of any kind.

6. Remedies. Lender may enforce its rights or remedies in equity or at law, or both, whether for specific performance of any provision in this Agreement or to enforce the payment of the Loan or any other legal or equitable right or remedy. The rights and remedies of Lender now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and shall be in addition to every other such right or remedy.

7. Costs and Expenses. Borrower shall pay to Lender all costs of collection, including reasonable attorney's fees, Lender incurs in enforcing this Agreement.

8. Waiver. Borrower and all sureties, guarantors and endorsers hereof, waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Agreement.

9. Successors and Assigns. This Agreement will inure to the benefit of and be binding on the respective successors and permitted assigns of Lender and Borrower.

10. Amendment. This Agreement may be amended or modified only by a written agreement signed by Borrower and Lender.

11. Notices. Any notice or communication under this Loan must be in writing and sent via one of the following options:

- Electronic Email Transmission

12. No Waiver. Lender shall not be deemed to have waived any provision of this Agreement or the exercise of any rights held under this Agreement unless such waiver is made expressly and in writing. Waiver by Lender of a breach or violation of any provision of this Agreement shall not constitute a waiver of any other subsequent breach or violation.

13. Severability. In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, the remaining provisions shall not be affected and shall continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement.

14. Assignment. Borrower shall not assign this Agreement, in whole or in part, without the written consent of Lender. Lender may assign all or any portion of this Agreement with written notice to Borrower.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, not including its conflicts of law provisions.

16. Disputes. Any dispute arising from this Agreement shall be resolved through binding arbitration conducted in accordance with the rules of the American Arbitration Association.

17. Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes and cancels all prior agreements of the parties, whether oral or written, with respect to such subject matter.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

Gary Grieco for PCT Ltd.

PCT Ltd.
Borrower Full Name

Brett Rosen for RB Capital Partners, Inc.

RB Capital Partners, Inc.
Lender Full Name